AMENDMENT NO. 1

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT

This Amendment dated as of August 2, 2013, amends the Master Intergroup Sub-Advisory Contract (the “Contract”), dated June 1, 2010 by and among Invesco Advisers, Inc. (the “Adviser”), on behalf of Invesco Van Kampen Exchange Fund (the “Fund”), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

WHEREAS, the Fund desires to amend the Agreement to change the name of the Fund with Invesco Van Kampen Exchange Fund to Invesco Exchange Fund;

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH		INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser		Sub-Adviser

By:	/s/ J. Langenand /s/ A. Lehmann	By:	/s/ G. J. Proudfoot
Name:	J. Langenand /s/ A. Lehmann	Name:	G. J. Proudfoot
Title:	MD MD	Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED		INVESCO AUSTRALIA LIMITED

Sub-Adviser		Sub-Adviser

By:	/s/ Masakazu Hasegawa	By:	/s/ Nick Bunwell
Name:	Masakazu Hasegawa	Name:	Nick Bunwell
Title:	Managing Director	Title:

INVESCO HONG KONG LIMITED		INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser		Sub-Adviser

By:	/s/ Fanny Lee /s/ Gracie Liu	By:	/s/ Jeffrey H. Kupor
Name:	Fanny Lee Gracie Liu	Name:	Jeffrey H. Kupor
Title:	Director Director	Title:	Secretary & General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ David C. Warren
Name:	David C. Warren
Title:	Executive Vice President and Chief Financial Officer

INVESCO CANADA LTD.

Sub-Adviser

By:	Harsh Damain
Name:	Harsh Damain
Title:	Senior Vice President, Fund Administration and Chief Financial Officer, Funds

EXHIBIT A

Addresses of Sub-Advisers

Invesco Asset Management Deutschland GmbH

An der Welle 5, 1st Floor

Frankfurt, Germany 60322

Invesco Asset Management Limited

30 Finsbury Square

London, United Kingdom

EC2A 1AG

ENGLAND

Invesco Asset Management (Japan) Limited

14th Floor, Roppongi Hills Mori Tower,

10-1, Roppongi 6-chome, Minato-ku,

Tokyo, Japan 106-6114

Invesco Australia Limited

333 Collins Street, Level 26

Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited

41/F Citibank Tower

3 Garden Road, Central

Hong Kong

Invesco Senior Secured Management, Inc.

1166 Avenue of the Americas, 27th Floor

New York, NY 10036

USA

Invesco Canada Ltd.

5140 Yonge Street

Suite 900

Toronto, ON, M2N 6X7